Exhibit 99.1

Emerge Energy Services Announces Third Quarter 2017 Results

Fort Worth, Texas — November 1, 2017 — Emerge Energy Services LP (“Emerge Energy”) today announced third quarter 2017 financial and operating results.

Highlights

•	Net income of $5.0 million and diluted earnings per unit of $0.16 for the third quarter.

•	Adjusted EBITDA improved 149% or $11.2 million sequentially to $18.7 million for the third quarter.

•	Total volumes sold increased 6.3% sequentially to 1,480 thousand tons in the third quarter.

Overview

Emerge Energy reported net income of $5.0 million, or $0.16 per diluted unit, for the three months ended September 30, 2017. For the three months ended September 30, 2016, net income was $5.1 million, or $0.21 per diluted unit, mainly due to a $31.7 million gain on sale of the Fuel business last year.  Adjusted EBITDA was $18.7 million for the three months ended September 30, 2017 compared to $(8.1) million for the three months ended September 30, 2016. Emerge Energy generated Distributable Cash Flow of $14.1 million for the three months ended September 30, 2017.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Emerge Energy will not make a cash distribution on its common units for the three months ended September 30, 2017 as the board of directors of its general partner did not approve a cash distribution and it is restricted from making distributions to its common unitholders under its amended credit agreement.

The results of operations of the Fuel business have been classified as discontinued operations for all periods presented and we now operate our continuing business in a single sand segment.

“The business performed at a high level during the third quarter, and we are proud of our many accomplishments,” noted Ted W. Beneski, Chairman of the board of directors of the general partner of Emerge Energy. “During the third quarter, we achieved positive net income from continuing operations for the first quarter in over two years, and our revenue and profitability grew substantially over the second quarter. Pricing increased at a faster rate than we had expected three months ago, and both our total and frac sand volumes increased by 6% in the quarter compared to the second quarter of 2017. Total cost per ton sold also declined due to operational improvements and higher utilization of our production and logistics assets. As a result, net income (loss) from continuing operations and Adjusted EBITDA increased by nearly 260% and 150% sequentially to $5.5 million and $18.7 million, respectively, for the third quarter. We are well on track to meet or exceed our previously announced guidance of $40 million in Adjusted EBITDA for 2017. Additionally, we are continuing to make progress on our debt capital raise that will refinance our revolving credit facility and provide growth capital for the build out of our San Antonio operation. We broke ground on construction of the phase three expansion last week, and we remain on track to have the expansion operational by early second quarter next year. As we look out to the rest of 2017 and into 2018, we believe that the business will continue to post strong results based on sustained high demand for frac sand and continued execution of our strategic initiatives.”

Conference Call

Emerge Energy will host its 2017 third quarter results conference call on Wednesday, November 1, 2017 at 3:00 p.m. CT.  Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 93023127.  An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section.  A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 93023127.

Operating Results

The following table summarizes Emerge Energy’s consolidated operating results for the three and nine months ended September 30, 2017 and 2016 and three months ended June 30, 2017:

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2017	June 30, 2017	September 30, 2016	2017	2016

	($ in thousands)
Revenues:
Frac sand revenues	$101,795	$80,916	$31,147	$258,055	$85,384
Non-frac sand revenues	1,420	1,686	138	3,106	396
Total revenues	103,215	82,602	31,285	261,161	85,780
Operating expenses
Cost of goods sold (excluding depreciation, depletion and amortization)	80,239	71,428	40,500	223,978	122,644
Depreciation, depletion and amortization	6,078	5,675	4,687	16,409	14,464
Selling, general and administrative expenses	7,302	6,850	4,697	20,030	15,931
Contract and project terminations	—	—	(25)	—	4,011
Total operating expenses	93,619	83,953	49,859	260,417	157,050
Operating income (loss)	9,596	(1,351)	(18,574)	744	(71,270)
Other expense (income)
Interest expense, net	5,073	5,082	8,014	13,353	17,891
Other	(901)	(3,008)	3,359	(3,218)	3,356
Total other expense	4,172	2,074	11,373	10,135	21,247
Income (loss) from continuing operations before provision for income taxes	5,424	(3,425)	(29,947)	(9,391)	(92,517)
Provision (benefit) for income taxes	(58)	—	8	(58)	29
Net income (loss) from continuing operations	5,482	(3,425)	(29,955)	(9,333)	(92,546)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	(468)	(2,657)	3,373	(3,125)	8,852
Gain on sale of discontinued operations	—	—	31,699	—	31,699
Total income (loss) from discontinued operations, net of taxes	(468)	(2,657)	35,072	(3,125)	40,551
Net income (loss)	$5,014	$(6,082)	$5,117	$(12,458)	$(51,995)
Adjusted EBITDA (a)	$18,743	$7,534	$(8,113)	$26,345	$(26,706)
Adjusted EBITDA from continuing operations (a)	$18,743	$7,534	$(10,872)	$26,345	$(39,882)

Volume of frac sand sold (tons in thousands)	1,361	1,284	487	3,890	1,313
Volume of non-frac sand sold (tons in thousands)	119	108	6	233	18
Total volume of sand sold (tons in thousands)	1,480	1,392	493	4,123	1,331

Volume of frac sand produced (tons in thousands):
Arland, Wisconsin facility	463	508	21	1,339	21
Barron, Wisconsin facility	497	518	383	1,547	1,094
New Auburn, Wisconsin facility	346	302	10	965	190
Kosse, Texas facility	53	47	44	165	87
San Antonio, Texas facility (b)	16	—	—	16	—
Total volume of frac sand produced	1,375	1,375	458	4,032	1,392

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
(b) Emerge Energy commenced frac sand production at the San Antonio facility in July 2017.
Continuing Operations

Net income (loss) improved $8.9 million and Adjusted EBITDA improved $11.2 million in the third quarter of 2017, compared to the second quarter of 2017. This improvement was due to an increase in total volumes sold, higher sales prices and lower production costs on a per-ton basis. Volumes sold through our terminals totaled 45% of volume in the third quarter of 2017 compared to 39% in the second quarter of 2017.
Net income (loss) improved $35.4 million and Adjusted EBITDA improved $29.6 million for the third quarter of 2017, compared to same quarter in 2016, mainly due to an increase in total volumes sold, higher prices, and lower production costs on a per-ton basis. This was offset by higher selling, general and administrative expenses in 2017 due to higher employee-related expenses for increased staffing levels and bonus accruals.
Discontinued Operations
Emerge Energy completed the sale of its Fuel business on August 31, 2016 and thus did not have any operations for the Fuel business in 2017.
During the three months ended September 30, 2017, Emerge Energy wrote off an estimated $0.5 million of the hydrotreator escrow receivables relating to completion delays and cost overruns.
Capital Expenditures

For the three months ended September 30, 2017, Emerge Energy’s capital expenditures totaled $2.0 million.  This includes approximately $124 thousand of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its Sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$103,215	$31,285	$261,161	$85,780
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	80,239	40,500	223,978	122,644
Depreciation, depletion and amortization	6,078	4,687	16,409	14,464
Selling, general and administrative expenses	7,302	4,697	20,030	15,931
Contract and project terminations	—	(25)	—	4,011
Total operating expenses	93,619	49,859	260,417	157,050
Operating income (loss)	9,596	(18,574)	744	(71,270)
Other expense (income):
Interest expense, net	5,073	8,014	13,353	17,891
Other	(901)	3,359	(3,218)	3,356
Total other expense	4,172	11,373	10,135	21,247
Income (loss) from continuing operations before provision for income taxes	5,424	(29,947)	(9,391)	(92,517)
Provision (benefit) for income taxes	(58)	8	(58)	29
Net income (loss) from continuing operations	5,482	(29,955)	(9,333)	(92,546)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	(468)	3,373	(3,125)	8,852
Gain on sale of discontinued operations	—	31,699	—	31,699
Total income (loss) from discontinued operations, net of taxes	(468)	35,072	(3,125)	40,551
Net income (loss)	$5,014	$5,117	$(12,458)	$(51,995)

Basic earnings (loss) per unit:
Earnings (loss) per common unit from continuing operations	$0.19	$(1.24)	$(0.31)	$(3.82)
Earnings (loss) per common unit from discontinued operations	(0.02)	1.45	(0.10)	1.67
Basic earnings (loss) per common unit	$0.17	$0.21	$(0.41)	$(2.15)

Diluted earnings (loss) per unit:
Earnings (loss) per common unit from continuing operations	$0.18	$(1.24)	$(0.42)	$(3.82)
Earnings (loss) per common unit from discontinued operations	(0.02)	1.45	(0.10)	1.67
Diluted earnings (loss) per common unit	$0.16	$0.21	$(0.52)	$(2.15)

Weighted average number of common units outstanding - basic	30,270,572	24,159,038	30,120,216	24,136,642
Weighted average number of common units outstanding - diluted	30,400,584	24,159,038	30,183,091	24,136,642

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our current Credit Agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following tables reconciles net income (loss) to Adjusted EBITDA for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016:

	Three Months Ended September 30,						Three Months Ended June 30, 2017
	2017	2016	2017	2016	2017	2016

	Continuing		Discontinued		Consolidated (a)		Continuing	Discontinued	Consolidated (a)

	($ in thousands)
Net income (loss)	$5,482	$(29,955)	$(468)	$35,072	$5,014	$5,117	$(3,425)	$(2,657)	$(6,082)
Interest expense, net	5,073	8,014	—	444	5,073	8,458	5,082	—	5,082
Depreciation, depletion and amortization	6,078	4,687	—	—	6,078	4,687	5,675	—	5,675
Provision (benefit) for income taxes	(58)	8	—	8	(58)	16	—	—	—
EBITDA	16,575	(17,246)	(468)	35,524	16,107	18,278	7,332	(2,657)	4,675
Equity-based compensation expense	343	235	—	97	343	332	330	—	330
Contract and project terminations	—	(25)	—	—	—	(25)	—	—	—
Reduction in escrow receivable	—	—	468	—	468	—	—	2,657	2,657
Provision for doubtful accounts	—	8	—	(543)	—	(535)	—	—	—
Accretion expense	25	30	—	—	25	30	29	—	29
Retirement of assets	—	209	—	—	—	209	66	—	66
Fuel division selling expenses	—	—	—	(679)	—	(679)	—	—	—
Other state and local taxes	477	483	—	59	477	542	456	—	456
Non-cash deferred lease expense	2,223	2,072	—	—	2,223	2,072	2,329	—	2,329
Unrealized (gain) loss on fair value of warrant	(900)	2,975	—	—	(900)	2,975	(3,008)	—	(3,008)
Non-capitalized cost of private placement	—	387	—		—	387	—	—	—
Gain on sale of discontinued operations, net of tax	—	—	—	(31,699)	—	(31,699)	—	—	—
Adjusted EBITDA	$18,743	$(10,872)	$—	$2,759	$18,743	$(8,113)	$7,534	$—	$7,534

The following tables reconciles net income (loss) to Adjusted EBITDA for the nine months ended September 30, 2017 and 2016:

	Continuing		Discontinued		Consolidated (a)
	Nine Months Ended September 30,
	2017	2016	2017	2016	2017	2016

	($ in thousands)
Net income (loss)	$(9,333)	$(92,546)	$(3,125)	$40,551	$(12,458)	$(51,995)
Interest expense, net	13,353	17,891	—	1,727	13,353	19,618
Depreciation, depletion and amortization	16,409	14,464	—	2,354	16,409	16,818
Provision (benefit) for income taxes	(58)	29	—	19	(58)	48
EBITDA	20,371	(60,162)	(3,125)	44,651	17,246	(15,511)
Equity-based compensation expense	1,020	137	—	331	1,020	468
Write-down of sand inventory	—	5,394	—	—	—	5,394
Contract and project terminations	—	4,011	—	—	—	4,011
Reduction in escrow receivable	—	—	3,125	—	3,125	—
Provision for doubtful accounts	—	1,680	—	(469)	—	1,211
Accretion expense	83	89	—	—	83	89
Retirement of assets	60	209	—	67	60	276
Reduction in force	—	76	—	—	—	76
Fuel division selling expenses	—	—	—	—	—	—
Other state and local taxes	1,357	1,435	—	295	1,357	1,730
Non-cash deferred lease expense	6,453	3,679	—	—	6,453	3,679
Unrealized (gain) Loss on fair value of warrant	(3,212)	2,975	—	—	(3,212)	2,975
Non-capitalized cost of private placement	—	387	—	—	—	387
Gain on sale of discontinued operations, net of tax	—	—	—	(31,699)	—	(31,699)
Other adjustments allowable under our Credit Agreement	213	208	—	—	213	208
Adjusted EBITDA	$26,345	$(39,882)	$—	$13,176	$26,345	$(26,706)

(a) Consolidated numbers for Interest expense, net, Provision for income taxes, Depreciation, depletion and amortization, Equity-based compensation expense, Provision for doubtful accounts and Loss (gain) on disposal of assets include discontinued operations.

The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three and nine months ended September 30, 2017 and 2016, and June 30, 2017:

	Three Months Ended,			Nine Months Ended September 30,
	September 30, 2017	June 30, 2017	September 30, 2016	2017	2016

	($ in thousands)

Adjusted EBITDA	$18,743	$7,534	$(8,113)	$26,345	$(26,706)
Interest expense, net	(4,169)	(3,975)	(4,682)	(10,828)	(13,671)
Income tax expense	(419)	(456)	(558)	(1,299)	(1,778)
Contract and project terminations - non-cash	—	—	25	—	—
Reduction in force	—	—	—	—	(76)
Write-down of sand inventory	—	—	—	—	(5,394)
Other adjustments allowable under our Credit Agreement	—	—	—	(213)	(208)
Fuel division selling expenses	—		679		—
Cost to retire assets	—	19	—	19	9
Non-cash deferred lease expense	(2,223)	(2,329)	(2,072)	(6,453)	(3,679)
Change in other operating assets and liabilities	(18,646)	4,973	(82)	(21,458)	23,668
Cash flows from operating activities:	$(6,714)	$5,766	$(14,803)	$(13,887)	$(27,835)

Cash flows from investing activities:	$(2,036)	$(22,230)	$152,816	$(25,658)	$141,804

Cash flows from financing activities:	$9,110	$14,554	$(141,166)	$40,090	$(134,834)

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow:

Three Months Ended September 30, 2017

Net income (loss)	$5,014

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	6,078
Add non-cash deferred lease expense	2,223
Add amortization of deferred financing costs	915
Add non-cash escrow write-down	468
Add equity-based compensation, net	343
Add income taxes accrued, net of payments	36
Add accretion expense	25
Less unrealized gain on fair value of interest rate swaps	(11)
Less maintenance capital expenditures	(124)
Less unrealized gain on fair value of warrants	(900)
Distributable cash flow	$14,067